UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2012

GenCorp Inc.
(Exact name of registrant as specified in its charter)

Ohio	1-01520	34-0244000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Aerojet Road, Rancho Cordova, California		95742
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (916) 355-4000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

As previously disclosed, on July 22, 2012, GenCorp Inc. (the “Company”) entered into a Stock and Asset Purchase Agreement (the “Purchase Agreement”) with United Technologies Corporation (“UTC”), a Delaware corporation.  Upon and subject to the terms and conditions of the Purchase Agreement, the Company has agreed to purchase the business of UTC’s Pratt & Whitney Rocketdyne division (the “Business”), a manufacturer of rocket propulsion systems, including all of the issued and outstanding shares of common stock of Pratt & Whitney Rocketdyne, Inc., a Delaware corporation and wholly owned subsidiary of UTC, and P&W Power Generation, Inc., a Delaware corporation and wholly owned subsidiary of UTC, along with certain other assets relating to the Business (the “Acquisition”).  The Purchase Agreement is described in more detail in the Company’s Current Report on Form 8-K filed on July 26, 2012.

On October 4, 2012, the Company received a request for additional information (the “Second Request”) from the Federal Trade Commission (“FTC”) in connection with the proposed Acquisition. UTC also received a Second Request from the FTC on the same date.

The FTC’s requests, which are a standard aspect of the regulatory process, extend the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, during which the parties may not close the Acquisition until 30 days after the Company and UTC have substantially complied with the Second Requests (or the waiting period is otherwise terminated by the FTC). The Company expects to promptly respond to the Second Request and to continue working cooperatively with the FTC as it conducts its review of the proposed Acquisition.

Completion of the Acquisition is subject to satisfaction of customary closing conditions, including required regulatory approvals.  The Company expects the Acquisition to close in the first half of 2013.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” as that term is defined in the U.S. Private Securities Litigation Reform Act of 1995. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected depending on a number of risks, uncertainties and other factors such as business climate, economic and competitive uncertainties, adverse legal and regulatory developments, and adverse changes in economic and political climates around the world. Such risks, uncertainties and other factors include, among other things: the possibility that the expected efficiencies and cost savings from the proposed Acquisition will not be realized, or will not be realized within the expected time period; the ability to obtain governmental approvals of the Acquisition on the proposed terms and schedule contemplated by the parties; and the possibility that the proposed Acquisition does not close, including, but not limited to, due to the failure to satisfy the closing conditions. Forward-looking statements in this Current Report on Form 8-K should be evaluated together with the many factors that affect the Company’s business as described in more detail in the Company’s Annual Report on Form 10-K for the year ended November 30, 2011, and any subsequent quarterly reports on Form 10-Q and current reports on Form 8-K filed with the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 5, 2012	GENCORP INC.

	By:	/s/ Kathleen E. Redd
Name: Kathleen E. Redd
Title: Vice President, Chief Financial Officer and Assistant Secretary